SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

COLONY RESORTS LVH ACQUISITIONS, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-50635	41-2120123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Paradise Road Las Vegas, Nevada	89109
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (702) 732-5919

N/A

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On June 18, 2004 (the “Closing Date”), Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company (the “Company”), which was formed at the direction of Colony Investors VI, L.P., a Delaware limited partnership (“Colony VI”) and an affiliate of Colony Capital, LLC (“Colony Capital”) of Los Angeles, California, purchased substantially all of the assets (the “Acquisition”) of LVH Corporation, a Nevada corporation (“LVH”). LVH, a wholly-owned subsidiary of Caesars Entertainment, Inc., formerly Park Place Entertainment Corporation (“Caesars”), owned and operated the Las Vegas Hilton hotel and casino located at 3000 Paradise Road, Las Vegas, Nevada (the “Property”).

The Acquisition was completed pursuant to a Purchase and Sale Agreement, dated as of December 24, 2003, among the Company, LVH and Caesars (the “Purchase and Sale Agreement”). Pursuant to the terms of the Purchase and Sale Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Form 10 filed on March 15, 2004, the purchase price for the Acquisition was $280 million. The purchase price, however, is subject to further adjustment based on working capital adjustments as of the Closing Date.

The Company received all necessary liquor and gaming licenses and related approvals on June 17, 2004.

In connection with the Acquisition, the Company sold (i) class A voting membership units (the “Class A Units”) and (ii) class B non-voting membership units (the “Class B Units” and together with the Class A Units, the “Membership Units”). The Company sold Membership Units to raise approximately $150 million to fund the Acquisition. Class A Units were sold to Colony Resorts LVH VoteCo, LLC, a Delaware limited liability company (“VoteCo”), whose sole member, owner and manager is Thomas J. Barrack, Jr. (“Barrack”), the Chairman and Chief Executive Officer of the indirect general partner of Colony VI. Class A Units were also sold to Colony Resorts LVH Coinvestment Voteco, a Delaware limited liability company (“Coinvestment Voteco”), whose sole members, owners and managers are Mr. Barrack and Nicholas L. Ribis (“Ribis”), who also serves as the Vice Chairman of the Company. Holders of Class A Units are entitled to one vote per share in all matters to be voted on by the members of the Company.

The Company sold Class B Units to Colony Resorts LVH Co-Investment Partners, L.P., a Delaware limited partnership (“Co-Investment Partners”), whose general partner is Colony Resorts LVH Co-Investment Genpar, LLC, of which Mr. Barrack is the Chief Executive Officer and President. Finally, Class B Units were sold to Colony Resorts LVH Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Colony VI (“Holdings”), of which Mr. Barrack is the Chief Executive Officer and President. The holders of Class B Units are not entitled to vote on any matters to be voted on by the members of the Company, except as required by law.

Prior to the Acquisition, LVH operated as a wholly-owned subsidiary of Caesars. Following the closing of the Acquisition, Coinvestment Voteco and Voteco own 60% and 40%, respectively, of the voting power of the Company through their respective ownership of Class A Units. As a result, Coinvestment Voteco is able to govern all matters of the Company that are subject to the vote of the Company’s members, including the appointment of managers and the amendment of the Company’s Articles of Organization and Operating Agreement. Following the Acquisition, Co-Investment Partners and Holdings own 60% and 40%, respectively, of the Class B Units.

Mr. Barrack and Mr. Ribis are the managers of the Company with Mr. Barrack serving as Chairman and Mr. Ribis serving as Vice-Chairman.

The Company intends to grant certain key executive officers the option to acquire 0.167 Class A Units, or 10% of the outstanding Class A Units on a fully diluted basis, and 166,667 Class B Units, or 10% of the outstanding Class B Units on a fully diluted basis. These options, once granted, will be effective as of the Closing Date.

The Company financed the Acquisition and paid related fees and expenses with (1) proceeds of $150,000,150 from the sale of Membership Units and (2) borrowings in the amount of $200 million under a loan agreement, dated as of June 18, 2004 (the “Loan Agreement”), between the Company as borrower and Archon Financial, L.P. (“Archon”) as lender (the “Loan”). A copy of the Loan Agreement is attached to the Company’s Form 10-Q, filed June 28, 2004, as Exhibit 10.1.

The Loan is for an initial term of two (2) years with two one-year extensions. The Loan is subject to a $30 million holdback amount: $26 million will be set aside for renovation and construction and $4 million will be held as a debt-service reserve. Interest on the Loan accrues at a rate of 6.50% plus the greater of (i) one-Month LIBOR or (ii) 1.5%. The Loan provides for no amortization during the term of the Loan. The Loan is secured by a first priority deed of trust on the Property.

LVH and Caesars operated the Property as a Hilton-branded hotel and casino and the Company intends to continue the operation of the Property as a Hilton-branded hotel and casino. In connection with the closing of the Acquisition, the Company entered into a License Agreement, dated June 18, 2004, by and among the Company and Hilton Inns, Inc. (“Hilton”) (the “Hilton License Agreement”). Pursuant to the Hilton License Agreement, the Buyer has the right to use the mark “Hilton” and be a part of the Hilton reservation system and Hilton’s “HHonors Program™” until December 31, 2008. A copy of the License Agreement is attached to the Company’s Form 10-Q, filed June 28, 2004, as Exhibit 10.2.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses

The Buyer will provide pro forma financial information regarding the transaction described in Item 2 above in a subsequent amendment to this Current Report on Form 8-K within 60 days after the closing date of the transaction.

(b)	Pro forma financial information.

The Buyer will provide pro forma financial information regarding the transaction described in Item 2 above in a subsequent amendment to this Current Report on Form 8-K within 60 days after the closing date of the transaction.

(c)	Exhibits

3.1	Amended and Restated Operating Agreement, dated June 18, 2004, for Colony Resorts LVH Acquisitions, LLC*

10.1	Loan Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Archon Financial, L.P.*

10.2	License Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Hilton Inns, Inc.*

10.3	Transfer Restriction Agreement, dated June 18, 2004, by and among Thomas J. Barrack, Jr., Colony Resorts LVH VoteCo, LLC and Colony Resorts LVH Holdings, LLC*

10.4	Transfer Restriction Agreement, dated June 18, 2004, by and among Thomas J. Barrack, Jr., Nicholas L. Ribis, Colony Resorts LVH Coinvestment Voteco, LLC and Colony Resorts LVH Co-Investment Partners, L.P.*

10.5	Stock Purchase Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Colony Resorts LVH Holdings, LLC*

10.6	Stock Purchase Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Colony Resorts LVH VoteCo, LLC*

10.7	Stock Purchase Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Colony Resorts LVH Coinvestment Voteco, LLC*

10.8	Stock Purchase Agreement, dated June 18, 2004, by and among Colony Resorts LVH Acquisitions, LLC and Colony Resorts LVH Co-Investment Partners, L.P.*

99.1	Joint Press Release of Colony Resorts LVH Acquisitions, LLC and Caesars Entertainment, Inc. dated June 18, 2004

*	Incorporated by reference to Registrant’s Form 10-Q, filed June 28, 2004 (File Number 000-50635)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 18, 2004.

COLONY RESORTS LVH ACQUISITIONS, LLC

By:	/s/ Rodolfo Prieto
Name:	Rodolfo Prieto
Title:	Chief Executive Officer and
General Manager